UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 16, 2023
Date of Report (date of earliest event reported)
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Greenidge Generation Holdings Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-40808 (Commission File Number)	86-1746728 (I.R.S. Employer Identification Number)
135 Rennell Drive, 3rd Floor Fairfield, CT 06890
(Address of principal executive offices and zip code)
(203) 718-5960
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.0001	GREE	NASDAQ Global Select Market
8.50% Senior Notes due 2026	GREEL	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2023, Greenidge Generation Holdings Inc. (the “Company”) appointed one of its members of its Board of Directors (the “Board”), Jordan Kovler, as its new Chief Executive Officer (“CEO”), replacing David Anderson as CEO. Mr. Anderson will remain on the Board and will become Chairman of the Board replacing Timothy Fazio in that role. Mr. Fazio will remain as a member of the Board. All of the executive transitions described, which have been approved by the Board, are effective as of November 16, 2023.

Mr. Kovler, 43, has served as a member of the Company’s Board since March 2023 when the Company expanded the size of the Board to ten directors. Mr. Kovler co-founded a consulting and proxy advisory firm, Harkins, Kovler, Leventhal & Co., LLC doing business as HKL & Co., LLC, in 2016 and has served as a managing director of the firm since its founding. Since June 2022, he has also served as an advisor to the technology services company Genesis Block LLC. Prior to co-founding HKL & Co., LLC, he worked at D.F. King & Co., a proxy solicitation firm, in progressively senior roles, including as Senior Vice President. Mr. Kovler holds a Bachelor of Arts degree from Trinity College.

In connection with his employment by the Company as CEO, Mr. Kovler entered into an Offer Letter with the Company, effective November 16, 2023, pursuant to which Mr. Kovler will receive a base annual salary in the amount of $350,000 (the “Base Salary”). In addition, Mr. Kovler will receive (i) a one-time sign-on bonus equal to a 15-day pro rated portion of the Base Salary, and (ii) a one-time grant of (A) $200,000 worth of the Company’s Class A common stock (“GGHI Common Stock”) and (B) 100,000 non-qualified stock options (the “Sign-On Options”) pursuant to the Company’s Amended and Restated 2021 Equity Incentive Plan. The Sign-On Options shall be exercisable at the market price of GGHI Common Stock on the date of grant and shall vest over a three year period in equal annual installments. In addition, Mr. Kovler will be eligible to receive an annual target bonus of up to 50% of the Base Salary in either cash or equity of the Company (or any combination of cash and equity), subject to such terms and performance conditions as determined by the Board.

There are no other understandings or arrangements between Mr. Kovler and any other person pursuant to which Mr. Kovler was appointed to serve as CEO. There are no existing relationships between Mr. Kovler and any person that would require disclosure pursuant to Item 404(a) of Regulation S-K or any familial relationships that would require disclosure under Item 401(d) of Regulation S-K.

Item 9.01 - Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press Release, dated November 16, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 20th day of November, 2023.

Greenidge Generation Holdings Inc.

By:	/s/ Christian Mulvihill
Name:	Christian Mulvihill
Title:	Chief Financial Officer